As filed with the Securities and Exchange Commission on May 21, 2007

Registration Statement No. 333-142665

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAN AIRLINES S.A.

(Exact name of Registrant as specified in its charter)

LAN AIRLINES S.A.

(Translation of Registrant’s name into English)

The Republic of Chile (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Presidente Riesco 5711, 20th Floor Las Condes Santiago, Chile Telephone: (56-2) 565-2525 (Address and telephone number of Registrant’s principal executive offices)
Lan Airlines S.A. 9700 South Dixie Highway Miami, Florida 33156 Telephone: (305) 869-2993 (Name, address and telephone number of agent for service)
Copies to: Carmen Amalia Corrales, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Shares of Common Stock, without par value(3)(4)
(1)

Includes shares, which the underwriters may purchase to cover over-allotments, if any, and shares that are to be offered outside the United States but that may be resold in the United States in transactions requiring registration under the Securities Act of 1933, as amended.

(2)

The registrant is registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee relating to the registration of securities hereby.

(3)

A separate registration statement on Form F-6 (Registration No. 333-125996) has been filed with respect to the American Depositary Shares, or ADSs, each representing the right to receive five shares of Common Stock without par value.

(4)	Includes shares to be offered by the registrant or any shareholder.

References to ‘‘we’’ and ‘‘our’’ in this amendment to the registration statement on Form F-3 are to Lan Airlines S.A.

EXPLANATORY NOTE

This Amendment No. 1 (this ‘‘Amendment’’) to our registration statement on Form F-3 (File No. 333-142665), filed on May 7, 2007 (the ‘‘Form F-3’’), is being filed solely to add as an exhibit the rights agency agreement we entered into with The Bank of New York, dated as of May 18, 2007, with respect services to be provided by The Bank of New York as ADS Rights Agent in connection with an offering to existing shareholders of rights to subscribe for additional shares. In this Amendment, we have included this agreement as Exhibit 4.6, and accordingly, we also have revised the Exhibit List in Item 9.

Except as described above, no other change has been made to the Form F-3.

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Item 9. Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement.
4.1

Amended and Restated Deposit Agreement, dated as of March 25, 2003, among Lan Airlines (formerly LanChile), The Bank of New York, as depositary, and Owners and Beneficial Owners of American Depositary Receipts (incorporated by reference to Exhibit 2.1 to our annual report on Form 20-F, File No. 001-14728, for the fiscal year ended December 31, 2003).

4.2

Foreign Investment Contract, dated as of November 1, 1997, among the Central Bank of Chile, Lan Airlines (formerly LanChile) and Citibank, N.A., as depositary, relating to the foreign exchange treatment of holders of ADSs (incorporated by reference to Exhibit 2.2 to our annual report on Form 20-F, File No. 001-14728, for the fiscal year ended December 31, 2003).

4.3

Foreign Investment Contract Assignment Agreement, dated as of April 17, 2003, among the Central Bank of Chile, Lan Airlines (formerly LanChile), Citibank, N.A., as assignor, and The Bank of New York, as assignee, relating to the foreign exchange treatment of holders of ADSs (incorporated by reference to Exhibit 2.3 to our annual report on Form 20-F, File No. 001-14728, for the fiscal year ended December 31, 2003).

4.4

Right of First Refusal Agreement, dated as of December 14, 2000, among Inversiones Santa Cecilia S.A., Bancard S.A., Inversiones Costa Verde, S.A., Inmobiliaria e Inversiones Asturias S.A., and Inversiones Aéreas CGP DOS S.A. (incorporated by reference to Exhibit 2.4 to our annual report on Form 20-F, File No. 001-14728, for the fiscal year ended December 31, 2003).

4.5

Supplement to Right of First Refusal Agreement among Inversiones Costa Verde Limitada y Compañía en Comandita por Acciones, Inversiones Santa Cecilia S.A., Axxion S.A., Inversiones Aéreas CGP S.A. and Inversiones Aéreas CGP DOS S.A. (incorporated by reference to Exhibit 2.5 to our annual report on Form 20-F (File No. 001-14728) filed on June 30, 2005).

4.6	Form of Rights Agency Agreement between Lan Airlines S.A. and The Bank of New York, with respect to the services to be provided by the ADS rights agent in connection with any rights offering.
5.1	Opinion of Barros & Errázuriz Abogados, as to the validity of the securities.
23.1	Consent of PriceWaterhouseCoopers.
23.3	Consent of Barros & Errázuriz Abogados (included in Exhibit 5.1).
24.1	Powers of attorney (included in the signature pages of this registration statement).

* To be filed by amendment or incorporated by reference from a subsequently filed form 6-K

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to our registration statement No. 333-142665to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santiago, Chile on May 21, 2007.

LAN AIRLINES S.A.
By: /s/ Enrique Cueto Plaza
Name: Enrique Cueto Plaza
Title: Chief Executive Officer
By:/s/ Alejandro de la Fuente Goic
Name: Alejandro de la Fuente Goic
Title: Chief Financial Officer

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Signature of Authorized Representative of Lan Airlines S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lan Airlines S.A., has signed this registration statement or amendment thereto, as the case may be, in the City of Miami, State of Florida, on May 21, 2007.

Signature	Title
/s/ Julio Abud	Authorized Representative in the United States
Julio Abud
/s/ Javier Luck	Authorized Representative in the United States
Javier Luck

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